Exhibit 5.1

July 21, 2023

Soleno Therapeutics, Inc.

203 Redwood Shores Parkway, Suite 500

Redwood City, California 94065

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (the “Registration Statement”), to be filed on or about July 21, 2023 by Soleno Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission in connection with the registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), of up to 22,598,870 shares of the Company’s common stock, $0.0001 par value per share (the “Warrant Shares”) that are issuable upon exercise of outstanding warrants to purchase the Company’s common stock, all of which are to be sold by selling stockholders named in the Registration Statement.

We are acting as counsel for the Company in connection with the registration for resale under the Securities Act of the Warrant Shares. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that the Warrant Shares issuable upon exercise of the outstanding warrants have been duly authorized by the Company and, when issued and delivered by the Company upon exercise thereof in accordance with the terms of the warrants, will be validly issued, fully paid and nonassessable.

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We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation